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                                STATE OF FLORIDA

                              DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Incorporation of MAGICWORKS SPORTS MANAGEMENT, INC., a corporation organized under the laws of the State of Florida, filed on May 23, 1997, as shown by the records of this office.

The document number of this corporation is P97000046060.

                                            Given under my hand and the Great
                                            Seal of the State of Florida at
                                            Tallahassee, the Capitol, this the
                                            Twelfth day of October, 1998



                                            /s/ Sandra B. Mortham
                                            Sandra B. Mortham
                                            Secretary of State


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                           ARTICLES OF INCORPORATION

                                       OF

                       MAGICWORKS SPORTS MANAGEMENT, INC.



                                   ARTICLE I

         The name of the corporation MAGICWORKS SPORTS MANAGEMENT, INC. (the "Corporation").

                                   ARTICLE II

         The address of the principal office and the mailing address of the Corporation is 930 Washington Avenue, 5th Floor, Miami Beach, Florida 33139.

                                  ARTICLE III

         This Corporation shall have authority to issue One Thousand (1,000) shares of Common Stock having a par value of $0.01 per share.

                                   ARTICLE IV

         The Corporation shall hold a special meeting of shareholders only:

         (1) On call of the Board of Directors or persons authorized to do so by the Corporation's Bylaws; or

         (2) If the holders of not less than 50 percent of all votes entitled to be cast on any Issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporations secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                   ARTICLE V

         The street address of the Corporation's Initial registered office is 1201 Hays Street, City or Tallahassee, County of Leon, State of Florida 32301 and the name of its initial registered agent at such office is Corporation Service Company.

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                                   ARTICLE VI

         The Board of Directors of the Corporation shall consist or at least one director, with the exact number to be fixed from time to time In the manner provided In the Corporations Bylaws.

                                  ARTICLE VII

         The name of the Incorporator is Fern S. Watts and the address or the Incorporator is 1221 Brickell Avenue, Suits 2100, Miami, Florida 33131.

         This Corporation shall Indemnity and shall advance expenses on behalf of Its officers and directors to the fullest extent not prohibited by law In existence either now or hereafter.

         IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida has signed these Articles of Incorporation this 22nd day of May, 1997.



                                                    /s/ Fern S. Watts
                                                    Fern S. Watts, Incorporator



                 ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

                  The undersigned, having been named the Registered Agent of MAGICWORKS SPORTS MANAGEMENT, INC. hereby accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes ss. 607.0505.

                                              CORPORATION SERVICE COMPANY


                                              /s/ Karen Rozar
                                              Karen Rozar,
                                              as Agent for the Registered Agent

                                              Dated:  May 23, 1997



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